Exhibit 2.2
SECOND AMENDMENT TO THE SECOND AMENDED
AND RESTATED CREDIT AGREEMENT
          THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 28, 2006, by and among BLACK BOX CORPORATION OF PENNSYLVANIA, a Delaware corporation (“BBCPA”), and NORSTAN, INC., a Minnesota corporation (“Norstan” — BBCPA and Norstan are sometimes individually referred to herein as a “Borrower” and collectively as the “Borrowers”), BLACK BOX CORPORATION, a Delaware corporation (the “Parent”), the guarantors parties hereto from time to time (together with the Parent, the “Guarantors”), the Lenders parties hereto from time to time and CITIZENS BANK OF PENNSYLVANIA, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania, as administrative agent for the Lenders parties hereunder (in such capacity, together with the successors in such capacity, the “Agent”).
WITNESSETH:
          WHEREAS, SF Acquisition Co., a Minnesota corporation, BBCPA, the Parent, the Guarantors, the Agent and the “Lender” parties thereto, entered into that certain Second Amended and Restated Credit Agreement dated as of January 24, 2005 (the “Second Amended and Restated Credit Agreement”), pursuant to which the Lender parties to the Second Amended and Restated Credit Agreement made a revolving credit facility in the maximum aggregate amount of $240,000,000 available to Borrowers;
          WHEREAS, pursuant to Articles of Merger filed with the Secretary of State of Minnesota on January 25, 2005, Norstan merged with SF Acquisition Co.;
          WHEREAS, pursuant to the Joinder executed by Norstan on January 25, 2005, Norstan has succeeded to the interest of SF Acquisition Co. as a Borrower to the Second Amended and Restated Credit Agreement;
          WHEREAS, the Borrowers, the Parent, the Guarantors, the Agent and the “Lender” parties hereto, entered into that certain First Amendment to the Second Amended and Restated Credit Agreement dated as of February 17, 2005 (the “First Amendment” and together with the Second Amended and Restated Credit Agreement, the “Existing Credit Agreement”);
          WHEREAS, the parties to this Amendment, in their mutual interest, have agreed to amend the Second Amended and Restated Credit Agreement pursuant to the terms and conditions set forth herein to, among other things, increase the aggregate Revolving Credit Commitments of the Lenders to $310,000,000; and
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Defined Terms. All terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Second Amended and Restated Credit

Agreement. The Existing Credit Agreement and this Amendment are to be treated as one agreement and are together referred to hereafter as the “Credit Agreement”.
     2. Recitals. The recitals set forth above are fully incorporated into this Amendment by reference. All references to “Agent” shall refer to Agent in its capacity as agent for the Lenders and for the benefit of itself and the Lenders and on behalf of itself and the Lenders, as provided for and contemplated under the Loan Documents.
     3. Amendment of Certain Defined Terms.
          (a) The following terms contained in the Existing Credit Agreement are amended and restated as follows:
               (i) “Consolidated EBITDA” for any period, with respect to the Parent and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated EBIT for such period, (b) depreciation expense for such period, (c) amortization expense for such period, and (d) restructuring and other non-recurring charges deducted from Consolidated EBIT during such period, in the case of this clause (d), up to the aggregate amount not in excess of (i) $25,000,000 for the fiscal periods commencing on the Closing Date and continuing through and including July 1, 2006 on account of restructuring charges, in connection with the Norstan Acquisition booked by the Parent during the period commencing on the Closing Date and continuing through and including July 2, 2005, (ii) $12,065,000 for amounts booked during the fiscal quarter ended March 31, 2005 and the fiscal quarter ended July 2, 2005, and (iii) $28,802,000 for pro-forma adjustments booked in connection with the Nextira Acquisition during the fiscal quarter in which the Nextira Acquisition occurs, provided that such amount shall be reduced by the amount of $7,200,500 for each fiscal quarter ending after the quarter in which the Nextira Acquisition occurs, and provided, further, if the Nextira Acquisition is not consummated on or prior to May 15, 2006, the amount of the pro-forma adjustments permitted pursuant to this subpart (d)(iii) shall be adjusted to reflect the most current information available to the Borrowers, all to the satisfaction of the Agent; all as determined on a consolidated basis in accordance with GAAP, plus non-cash charges to the extent included in determining Consolidated Net Income for which no future cash expenditure is reasonably anticipated.
               (ii) “Consolidated Leverage Ratio”, as of the last day of each fiscal quarter, shall mean the ratio of (a) the aggregate Indebtedness of the Parent and its consolidated Subsidiaries as of such day to (b) Consolidated EBITDA of the Parent and its consolidated Subsidiaries for the four most recently completed fiscal quarters ending on such day, considered as a single accounting period. If an Acquisition occurs during such period, the Consolidated Leverage Ratio shall be calculated on a pro forma basis as if the Acquisition had been made as of the first day of such period, provided that (i) Consolidated EBITDA of (A) the Parent and its existing consolidated Subsidiaries shall be calculated as set forth in the immediately preceding sentence, and (B) the Person that is the subject of the Acquisition shall be calculated either (1) for the four most recently completed fiscal quarters ending on such day, considered as a single accounting period, or (2) for the twelve month period ending on such day, considered as a single account period, whichever is available to the Borrowers and is most current, and (ii) the aggregate Indebtedness of the Parent and its consolidated Subsidiaries as of the date of determination of the Consolidated Leverage Ratio shall be calculated to include all Indebtedness

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of the Parent and its existing consolidated Subsidiaries and all Indebtedness incurred in connection with and after giving effect to the Acquisition (and including, on a pro forma basis, all Indebtedness to be incurred in connection with the Acquisition, to the extent not incurred on such date).
               (iii) “Revolving Credit Maturity Date” shall mean March 28, 2011.
          (b) The following terms shall be inserted in Section 1 of the Existing Credit Agreement in the appropriate alphabetical order:
               (i) “Nextira Acquisition” shall have the meaning given to that term in Section 11 of the Second Amendment.
               (ii) “Second Amendment” shall mean the Second Amendment to the Second Amended and Restated Credit Agreement by and among the Borrowers, the Parent, the Guarantors, the Agent and the Lenders dated as of the Second Amendment Date.
               (iii) “Second Amendment Date” shall mean March 28, 2006.
               (iv) “Second Amendment Fee Letter” shall mean the Agent’s Fee Letter between the Borrowers and the Agent dated the Second Amendment Date.
     4. Amendment of Section 2.01(e)(2). The first sentence of Section 2.01(e)(2) of the Existing Credit Agreement shall be amended and restated as follows:
     “Borrowers may seek at their option, upon at least ten (10) Business Days’ prior written notice to the Agent, to increase the Aggregate Commitment by an amount up to, but not exceeding, an additional Ninety Million Dollars ($90,000,000) over the Aggregate Commitment in effect on the Second Amendment Date; provided that any such increase in the Aggregate Commitment shall be, in an aggregate amount, for all of the Lenders, not less than Ten Million Dollars ($10,000,000), increased by increments of One Million Dollars ($1,000,000).
     5. Amendment of Section 6.01(e). Section 6.01(e) of the Existing Credit Agreement shall be amended and restated as follows:
     “(e) Acquisition Disclosure Certificate. The Loan Parties shall, within fifteen (15) days after the consummation of any Acquisition permitted by Section 7.11, deliver to Agent, with a copy for each Lender, a certificate in the form of Schedule 6.01(e), that is attached to and made part of the Second Amendment, disclosing all information regarding such acquired Person and the Acquisition as required thereon.”
     6. Amendment of Section 7.02. Section 7.02 of the Existing Credit Agreement shall be amended and restated as follows:
     “As of the last day of each fiscal quarter, the Consolidated Leverage Ratio shall not be greater than (i) 2.75 to 1.0 for each fiscal quarter ending after the Closing Date through and including December 31, 2006, or (ii) 2.50 to 1.0 for each fiscal quarter ending thereafter.”

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     7. Amendment of Section 7.08(d). Section 7.08(d) of the Existing Credit Agreement shall be amended and restated as follows:
     “So long as no Event of Default or Potential Default shall have occurred and be continuing or shall occur after giving effect thereto, investments in any Person other than a Loan Party or a Subsidiary of a Loan Party where (i) such Person is in the same or a similar line of business as any Loan Party or any Subsidiary of a Loan Party, (ii) such investment is in the form of an Acquisition and (iii) after giving effect to such investment the unused availability under the Revolving Credit Commitments, in the aggregate, is greater than $20,000,000, provided, that when the consideration payable in connection with any such Acquisition exceeds $50,000,000, such Acquisition shall require the consent of the Required Lenders;”
     8. Amendment of Annex A. Annex A entitled “Pricing Grid” attached to the Existing Credit Agreement shall be deleted in its entirety, and the Annex A entitled “Pricing Grid” attached to this Amendment shall be substituted in its stead.
     9. Amendment of Annex B. Annex B entitled “Commitment Schedule” attached to the Existing Credit Agreement shall be deleted in its entirety, and the Annex B entitled “Commitment Schedule” attached to this Amendment shall be substituted in its stead.
     10. Updated Schedules. Schedules 4.14 and 7.05 of the Existing Credit Agreement shall be deleted in their entirety and replaced by Schedules 4.14 and 7.05 attached to this Amendment, to reflect certain changes occurring between the Closing Date and the Second Amendment Date.
     11. Consent. The Lenders hereby acknowledge and agree that the Required Lenders have consented to the acquisition by the Borrowers or any of their Affiliates of NextiraOne, LLC, and NextiraOne Federal, LLC (and any of their respective Affiliates)(the “Nextira Acquisition”) upon the terms and conditions provided by the Borrowers to the Lenders.
     12. Amendment Fee. Borrowers shall pay to the Agent, for the account of the Lenders in accordance with their respective Revolving Credit Commitments, an amendment fee equal to five (5) basis points on the Aggregate Commitment after giving effect to this Amendment (the “Amendment Fee”).
     13. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     14. Saving Clause. Except as specifically amended or modified by this Amendment, all parties to this Amendment hereby confirm and ratify the Existing Credit Agreement in its entirety, including without limitation, the Exhibits, Schedules and Annexes thereto and agree to be bound by the terms thereof.
     15. Fees and Expenses. The Borrower shall pay to the Agent on the Second Amendment Date (i) all costs and expenses (including reasonable attorneys fees) incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment, and (ii) the

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fees provided for in the Second Amendment Fee Letter. This provision shall expressly survive the Maturity Date or earlier termination of the Credit Agreement.
     16. Conditions. The effectiveness of this Amendment and the obligations of the Agent and the Lenders hereunder shall be subject to the satisfaction of the conditions precedent set forth on Exhibit “A” attached to this Amendment.
     17. Authorization. Each individual signing this Amendment on behalf of a legal entity represents that such individual is an authorized representative of such legal entity.
[Signature pages begin on following page]

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SIGNATURE PAGE 1 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT
          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.

BORROWERS:

BLACK BOX CORPORATION OF PENNSYLVANIA

By:	/s/ Michael McAndrew

Title:	Secretary & Treasurer

NORSTAN, INC.

By:	/s/ Michael McAndrew

Title:	CFO, Secretary & Treasurer

Address for Notices: 1000 Park Drive Lawrence, PA 15055 Attn: Michael McAndrew Telephone: 724/873-6925 Telecopier: 724/873-6799

GUARANTORS:

BLACK BOX CORPORATION and each of the DOMESTIC SUBSIDIARIES listed on Annex C to the Existing Credit Agreement, as amended by this Amendment

By:	/s/ Michael McAndrew

Title:	Secretary

of Black Box Corporation and of each of the Domestic Subsidiaries listed on Annex C to the Existing Credit Agreement

Address for Notices: 1000 Park Drive Lawrence, PA 15055 Attn: Michael McAndrew Telephone: 724/873-6925 Telecopier: 724/873-6799

SIGNATURE PAGE 2 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

AGENT:

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Debra L. McAllonis

Title:	Senior Vice President

Address for Notices: 29th Floor 525 William Penn Place Pittsburgh, PA 15219 Attn: Debra L. McAllonis Senior Vice President Telephone: 412/867-2421 Telecopier: 412/552-6307

BANKS:

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Debra L. McAllonis

Title:	Senior Vice President

Address for Notices: 29th Floor 525 William Penn Place Pittsburgh, PA 15219 Attn: Debra L. McAllonis Senior Vice President Telephone: 412/867-2421 Telecopier: 412/552-6307

SIGNATURE PAGE 3 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick J. Kaufmann

Title:	Vice President

Address for Notices: 2240 Butler Pike, PA 5414 Plymouth Meeting, PA 19462 Attention: Patrick J. Kaufmann Telephone: 610/941-3308 Telecopier: 610/941-3129

SIGNATURE PAGE 4 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank

By:	/s/ Kenneth G. Wood

Title:	Senior Vice President

Address for Notices: 4 Penn Center 1600 John F. Kennedy Blvd., Suite 1100 Philadelphia, PA 19103 Attn: Kenneth G. Wood Telephone: (267) 675-0209 Telecopier: (267) 675-0219

SIGNATURE PAGE 5 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

NATIONAL CITY BANK OF PENNSYLVANIA

By:	/s/ Emil Kwaczala

Title:	Vice President

Address for Notices: 20 Stanwix Street Pittsburgh, PA 15222-4802 Attn: Nancy L. Karlo Telephone: (412) 644-8120 Telecopier: (412) 471-4883

SIGNATURE PAGE 6 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

US BANK

By:	/s/ Patrick McGraw

Patrick McGraw Vice President

Address for Notices:

US Bank
1850 Osborne
Oshkosh, WI 54902
Attn: Connie Sweeney
Telephone: (920) 237-7604
Fax: (920) 237-7993

SIGNATURE PAGE 7 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Dan Dimarco

Title:	Asst Vice President

Address for Notices: 127 Public Square, 6th Floor Cleveland, OH 44114 Attn: Jeff Kalinowski Telephone: (216) 689-8319 Fax: (216) 689-8329

SIGNATURE PAGE 8 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

MELLON BANK, N.A.

By:	/s/ Mark Johnston

Title:	First Vice President

Address for Notices: 45th Floor, One Mellon Center Room 4530 Pittsburgh, Pennsylvania 15258-0001 Attn: Daniel J. Lenckos Telephone: 412/234-0733 Telecopier: 412/236-1914

SIGNATURE PAGE 9 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK

By:	/s/ Jim Janovsky

Title:	Vice President

Address for Notices: Fifth Third Bank 707 Grant Street, 21st Floor Gulf Tower Pittsburgh, PA 15219

Attn: Jim Janovsky Telephone: (412) 291-5457 Telecopier: (412) 291-5477

SIGNATURE PAGE 10 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK

By:	/s/ Erica Krzeminski

Title:	Account Officer

Address for Notices: 500 Woodward Avenue, 9th Floor, MC 3279 Detroit, MI 48275-3279 Attn: Venus Moses, Customer Assistant Telephone: (313) 222-3319 Telecopier: (313) 222-3613

SIGNATURE PAGE 11 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

PEOPLE’S BANK

By:	/s/ George Paik

Title:	Vice President

Address for Notices: 850 Main Street RC 12-455 Bridgeport, Connecticut 06604 Attn: George Paik Telephone: 203/338-8563 Telecopier: 203/338-7766

SIGNATURE PAGE 12 OF 12 TO THE SECOND AMENDMENT TO THE SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

By:	Hana M. Deiter /s/ Hana M. Deiter

Title:	Managing Director

Address for Notices: One PNC Plaza, 2nd Floor Pittsburgh, Pennsylvania 15222 Attn: Hana Deiter Telephone: 412/762-8865 Telecopier: 412/762-6484

ANNEX A To Credit Agreement
PRICING GRID

Applicable Tier	Applicable Margin		Commitment Fee Rate
	LIBOR Option	Base Rate Option
Tier I	.7500%	0.00%	.1500%
Tier II	.875%	0.00%	.2000%
Tier III	1.000%	0.00%	.2000%
Tier IV	1.250%	0.00%	.2500%
          As used in this Agreement, the term “Applicable Tier” means, on any date, whichever of Tier I, Tier II, Tier III or Tier IV applies on such date. Subject to the other provisions of this definition, on the Second Amendment Date through March 31, 2006 the Applicable Tier shall be Tier III. Thereafter, subject to the other provisions of this definition, (a) following the end of each fiscal quarter of the Parent, the Loan Parties shall prepare and deliver to the Agent in accordance with Section 6.01(d) a Quarterly Compliance Certificate, duly completed and signed by a Responsible Officer, computing which of the financial tests in the table set forth below the Loan Parties satisfy as of the last day of such fiscal quarter and (b) the Applicable Tier corresponding to such financial test shall take effect on the first day of the month following the month in which the Agent receives such Quarterly Compliance Certificate, and such Applicable Tier shall continue in effect until reset in accordance with this definition. If a Quarterly Compliance Certificate is not received by the Agent by the last day of the month in which it is required to be delivered under Section 6.01(d), then, without limiting any other rights and remedies of the Agent or any Lender, the Applicable Tier shall be deemed to be Tier IV for each day from and including the first day of the month in which such Quarterly Compliance Certificate was required to be delivered to and including the fifth day after the date on which such Quarterly Compliance Certificate is received by the Agent. Notwithstanding anything to the contrary in this definition, the Applicable Tier shall be deemed to be Tier IV in each day on which an Event of Default has occurred and is continuing.

     For purposes of the foregoing, the “Applicable Tier” shall be determined by using the following chart:

Applicable Tier	Consolidated Leverage Ratio
Tier I	Less than 1.00 to 1

Tier II	Less than 1.50 and greater than or equal to 1.00 to 1

Tier III	Less than 2.00 and greater than or equal to 1.50 to 1

Tier IV	Greater than or equal to 2.00 to 1
[END OF ANNEX A]

ANNEX B To Credit Agreement
COMMITMENT SCHEDULE

BANK	COMMITMENT
Citizens Bank of Pennsylvania	$54,000,000
Wachovia Bank, National Association	$45,000,000
Bank of America, N.A.	$31,000,000
National City Bank of Pennsylvania	$31,000,000
US Bank	$31,000,000
Comerica Bank	$23,250,000
Fifth Third Bank	$23,250,000
Keybank National Association	$23,250,000
PNC Bank, National Association	$23,250,000
People’s Bank	$12,500,000
Mellon Bank, N.A.	$12,500,000

Aggregate Commitment	$310,000,000